Ref. TorOrTor. 2812/2541



                                                                     27 May 1998



 Subject       Commencement of Agreement and Collection of Rents

 To            Managing Director, King Power Duty Free Co., Ltd.

 Reference     Letter of the Airports Authority of Thailand, Ref.
               TorOrTor. 0538/2541 dated 29 January 1998

 Enclosure     Chart showing location of the leased area, 1 sheet






Pursuant to the referenced letter, the Airports Authority of Thailand (AAT) has given permission to King Power Duty Free Co., Ltd. to lease the area connecting between Building 2 and south corridor, 3 Floor, Departure Lounge, Building 2, of two locations of 60 square metre for selling general duty free merchandize, as detailed therein.

Now that the Company has completed renovation and decoration of certain area and opened for business since 7 April 1998, thus AAT would like to inform further details as follows:

1. The area AAT has given permission to the Company to lease has been designated Plot No. 3772/1 -- connecting between Building 2 and south corridor, 3 Floor, Departure Lounge, Building 2, 31 square metre, the location of which indicated in the attached chart.



2. The Company's representative (Mr. Sombat Dechapanichkun) has signed his name verifying the area and commencement date of making use thereof in the attached chart. Therefore, AAT would like to commence the lease and collect the rents, fees and taxes from 7 April 1998 at the rates already notified the Company.



3. The Company is requested to proceed with the Lease Agreement at Legal Division, Administration Department, 2nd Floor of AAT's Head Office, Vibhavadi Rangsit Road, Tel. 535-1405 or 535-1815.



 Please be informed accordingly.



                                                   Yours sincerely,



                                 Wing Commander
                                                   (Uthai Thaisanthad)
                                  General Manager, Bangkok International Airport

                                                   On behalf of Governor

  Airport Department

Tel.  535-1262

Fax   535-1065